UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2015

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Company Equity Plans

Amended and Restated Stock Option Plan

As described below in Item 5.07 of this Current Report on Form 8-K, on May 18, 2015, at Bank of the Ozarks, Inc.’s (the “Company”) 2015 Annual Shareholders’ Meeting (the “Annual Meeting”), the Company’s shareholders approved the amendment and restatement of the Company’s Stock Option Plan (the “Amended and Restated Option Plan”) for employees. The Amended and Restated Option Plan: (i) increased the shares available for issuance under the plan by 1.5 million shares (from 9,160,000 to 10,660,000); (ii) added a new provision requiring a minimum three-year vesting period for option grants; (iii) eliminated automatic vesting of options upon a change of control and added a double trigger provision; (iv) added a provision that expressly prohibits cashing out underwater stock options without shareholder approval; (v) decreased the maximum number of shares subject to stock options that may be granted to any one participant in a calendar year from 560,000 shares to 250,000 shares; (vi) added a provision making future awards granted under the plan subject to recoupment or “clawback,” to the extent required by law, regulation or any Company policy; (vii) clarified that the plan is administered by the Board of Director’s Personnel and Compensation Committee; and (viii) added a ten year term.

The description of the Amended and Restated Option Plan is qualified by reference to the Amended and Restated Option Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A brief description of the Amended and Restated Option Plan is included as part of Proposal #2 in the Company’s Proxy Statement for the Annual Meeting which was filed with the Securities and Exchange Commission on March 25, 2015.

The form of Option Award Grant Agreement for options awarded to employees pursuant to the Amended and Restated Option Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Non-Employee Director Stock Plan

As described below in Item 5.07 of this Current Report on Form 8-K, on May 18, 2015, at the Company’s Annual Meeting, the Company’s shareholders approved the Bank of the Ozarks, Inc. Non-Employee Director Stock Plan (the “Director Plan”). The Director Plan provides for awards of the Company’s common stock to non-employee directors (each an “Eligible Director”).

Pursuant to the terms of the Director Plan, upon election by the Company’s shareholders at each annual meeting of shareholders, or any special shareholders meeting called for such purpose, each Eligible Director will automatically receive an award of shares of common stock. Each Eligible Director appointed as a member of the Board for the first time, other than upon election by the Company’s shareholders at an annual shareholders meeting (or any special shareholders meeting called for such purpose), will automatically receive an award of shares of common stock. The number of shares of common stock subject to the award will be the equivalent of $25,000 worth of shares of common stock based on the average of the highest reported asked price and the lowest reported bid price reported on the NASDAQ on the grant date, which shall be the date such Eligible Director is elected as a director by the Company’s shareholders or the date such Eligible Director is first appointed as a member of the Board, as applicable.

Subject to adjustment in connection with certain corporate transactions involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares or other transaction), the aggregate number of shares of common stock which may be issued as awards under the Director Plan will not exceed 50,000.

The description of the Director Plan is qualified by reference to the Director Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. A brief description of the Director Plan is included as part of Proposal #3 in the Company’s Proxy Statement for the Annual Meeting which was filed with the Securities and Exchange Commission on March 25, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on May 18, 2015 at which (i) sixteen (16) directors were elected, (ii) the Company’s Amended and Restated Stock Option Plan was approved, (iii) the Company’s Non-Employee Director Stock Plan was approved, (iv) the appointment of Crowe Horwath LLP, the Company’s independent registered public accounting firm, was ratified, (v) the compensation paid to the Company’s named executive officers was approved in an advisory vote, and (vi) an advisory vote was taken on the frequency of future advisory shareholder votes related to named executive officer compensation. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 25, 2015. At the Annual Meeting 75,126,937 shares of common stock, or approximately 87% of the 86,760,075 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies. The final results for the votes regarding each proposal are set forth below.

Proposal No. 1: Election of Directors

The following persons were duly elected as directors of the Company until the 2016 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Nicholas Brown, Richard Cisne, Robert East, Catherine B. Freedberg, George Gleason, Linda Gleason, Peter Kenny, William Koefoed, Jr., Henry Mariani, Robert Proost, R. L. Qualls, John Reynolds, Dan Thomas, Tyler Vance, Sherece West-Scantlebury, and Ross Whipple. The table below sets forth the voting results for each director nominee:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nicholas Brown	66,534,482	348,676	8,243,779

Richard Cisne	66,622,929	260,229	8,243,779

Robert East	66,083,530	799,628	8,243,779

Catherine B. Freedberg	66,527,136	356,022	8,243,779

George Gleason	65,507,424	1,375,734	8,243,779

Linda Gleason	66,357,420	525,738	8,243,779

Peter Kenny	66,516,650	366,508	8,243,779

William Koefoed, Jr.	66,820,592	62,566	8,243,779

Henry Mariani	66,018,101	865,057	8,243,779

Robert Proost	66,822,617	60,541	8,243,779

R. L. Qualls	66,017,135	866,023	8,243,779

John Reynolds	66,597,319	285,839	8,243,779

Dan Thomas	66,479,983	403,175	8,243,779

Tyler Vance	66,480,206	402,952	8,243,779

Sherece West-Scantlebury	66,815,941	67,217	8,243,779

Ross Whipple	66,552,082	331,076	8,243,779

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Proposal No. 2. Approval of the Company’s Amended and Restated Stock Option Plan

At the Annual Meeting, the Company’s shareholders approved the amendment and restatement of the Company’s Stock Option Plan, including the increase in shares available under the plan from 9,160,000 shares to 10,660,000 shares and the additional revisions as disclosed under Item 5.02 above and in the Proxy Statement. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,106,102	2,753,707	23,349	8,243,779

Proposal No 3. Approval of the Company’s Non-Employee Director Stock Plan

At the Annual Meeting, the Company’s shareholders approved the Bank of the Ozarks, Inc. Non-Employee Director Stock Plan. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,393,391	1,466,178	23,589	8,243,779

Proposal No 4. Ratification of Crowe Horwath LLP as the Company’s Independent Auditors

At the Annual Meeting, the Company’s shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,610,620	494,667	21,650	0

Proposal No 5. Advisory Vote to Approve the Company’s Named Executive Officer Compensation

At the Annual Meeting, the Company’s shareholders approved a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,968,501	737,806	176,851	8,243,779

Proposal No. 6. Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Company’s shareholders voted on the frequency of the advisory vote related to the Company’s named executive officer compensation. The table below sets forth the voting results for this proposal:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
57,831,656	2,220,240	6,726,010	105,252	8,243,779

The Company’s Board of Directors has considered the results of this vote and has determined that, consistent with its prior recommendation and the majority vote of the Company’s shareholders at the Annual Meeting, the Company will include a non-binding shareholder advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy materials every year.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Bank of the Ozarks, Inc. Amended and Restated Stock Option Plan, effective May 18, 2015.

10.2	Form of Stock Option Grant Agreement for employees under the Amended and Restated Stock Option Plan.

10.3	Bank of the Ozarks, Inc. Non-Employee Director Stock Plan, effective May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: May 18, 2015	/s/ Greg McKinney
Greg McKinney
Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Bank of the Ozarks, Inc. Amended and Restated Stock Option Plan, effective May 18, 2015.

10.2	Form of Stock Option Grant Agreement for employees under the Amended and Restated Stock Option Plan.

10.3	Bank of the Ozarks, Inc. Non-Employee Director Plan, effective May 18, 2015

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